Registration No. 333-275616
As filed with the Securities and Exchange Commission on January 12, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONDEE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	10800 Pecan Park Blvd.	88-3292448
(State or other jurisdiction of incorporation or organization)	Suite 400 Austin, Texas 78750 (650) 646-3320	(I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Prasad Gundumogula
Chief Executive Officer
10800 Pecan Park Blvd., Suite 400
Austin, Texas 78750
(650) 646-3320
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William D. Davis II
Lynwood Reinhardt
Panos Katsambas
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
(212) 521-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE
This Pre-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (File No. 333-275616) initially filed by Mondee Holdings, Inc. (the “Company”) on November 17, 2023 (the “Registration Statement”) is being filed for the purposes of adding one additional selling securityholder included in the prospectus that forms a part of the Registration Statement who acquired warrants to purchase shares of common stock of the Company pursuant to a private placement transaction consummated on December 14, 2023 (the “December 2023 Financing Transaction”), updating certain disclosures to account for the December 2023 Financing Transaction in the prospectus that forms a part of the Registration Statement, and updating the last reported sale price of the Company’s common stock and the date thereof included on the front cover of the prospectus that forms a part of the Registration Statement. This Amendment No. 1 is not intended to amend or delete any part of the Registration Statement except as specifically noted herein.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated January 12, 2024
PRELIMINARY PROSPECTUS
MONDEE HOLDINGS, INC.
Secondary Offering of
Up to 1,444,500 Shares of Common Stock

This prospectus relates to the offer and resale from time to time by the selling securityholders named in this prospectus (or their permitted transferees) (the “Selling Securityholders”) of up to 1,444,500 shares (the “Warrant Shares”) of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Mondee Holdings, Inc. issuable upon exercise of up to 1,444,500 warrants to purchase shares of Common Stock (the “Warrants”).
The Selling Securityholders received the Warrants from us pursuant to private placement transactions, which were consummated on October 17, 2023 and December 14, 2023. We are registering the offer and resale of the Common Stock to satisfy a covenant set forth in an amended and restated registration rights agreement entered into on October 17, 2023, as subsequently amended and restated on December 14, 2023 (the “Registration Rights Agreement”), pursuant to which we agreed to register the resale of the Warrant Shares within a limited period of time following the date of the Registration Rights Agreement.
The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
We will not receive any of the proceeds from the sale of the Warrant Shares by the Selling Securityholders.
Our Common Stock is listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “MOND.” On January 10, 2024, the last reported sale price of our Common Stock on Nasdaq was $2.24 per share.
We are an “emerging growth company,” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements in historical filings incorporated by reference under the section of this prospectus entitled “Incorporation by Reference” and may continue to do so for future filings.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and in any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is               , 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders named herein (the “Selling Securityholders”) may, from time to time, issue, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The Selling Securityholders may use this prospectus to sell up to an aggregate of 1,444,500 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) of Mondee Holdings, Inc. (“we,” “us,” “Mondee” or the “Company”) from time to time through any means described in the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by it described in this prospectus.
We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Before purchasing any securities, you should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”
The Selling Securityholders may sell the shares of Common Stock offered hereby through any means described under the heading “Plan of Distribution” or in any accompanying prospectus supplement. As used herein, the term “Selling Securityholder” includes each Selling Securityholder identified in this prospectus and their donees, pledgees, or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.
We and the Selling Securityholders identified in this prospectus have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders are not making offers to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
“Mondee,” Mondee logos and other trademarks, service marks, and trade names of Mondee are registered and unregistered marks of Mondee Holdings, Inc. (i.e., the Company). Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements that are not strictly historical statements of fact constitute forward-looking statements. Forward-looking statements can also be identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate” or “could” and similar expressions. Forward-looking statements in this prospectus may include, for example, statements about:
•changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;
•our ability to execute our business strategy, including monetization of our products;
•our ability to implement our strategic initiatives and continue to innovate our existing services;
•our projected financial information, growth rate and market opportunity;
•the ability to maintain the listing of the our Common Stock on the Nasdaq Global Market, and the potential liquidity and trading of such securities;
•the ability to recognize the anticipated benefits of the Business Combination (as defined in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022, which is incorporated by reference in this prospectus supplement), which may be affected by, among other things, competition, our ability of to grow, manage growth profitably, and retain our key employees;
•costs related to the Business Combination;
•changes in applicable laws or regulations;
•rising inflationary pressures and fluctuations in interest rates;
•our ability to raise financing in the future and ability to continue as a going concern;
•our success in retaining or recruiting, or changes required in, our officers, key employees or directors after the Business Combination;
•our ability to maintain relationships with customers and suppliers;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•our financial performance;
•our ability to expand or maintain our existing customer base;
•our ability to remediate any material weaknesses and maintain an effective system of internal control over financial reporting;
•the outcome of any legal proceedings that may be instituted against us;
•unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics (such as the COVID-19 pandemic), political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks; and
•other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are not assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed or implied by forward-looking statements include those discussed elsewhere in this prospectus and in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q or other reports we file with the SEC.
Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date of this report. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.
We also maintain a website at https://www.mondee.com. We make available, free of charge, on our investor relations website at https://www.mondee.com/investors, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of or incorporated by reference into this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of our securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the Selling Securityholders complete the sale of the securities offered by this prospectus and any accompanying prospectus supplement. We are not incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any Compensation Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 11, 2023 and amended on April 19, 2023.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.
•Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 16, 2023, August 14, 2023 and November 14, 2023 respectively.
•Our Current Reports on Form 8-K filed with the SEC on January 18, 2023, February 1, 2023, February 3, 2023, March 2, 2023 (as amended on April 11, 2023), April 19, 2023, April 20, 2023, May 16, 2023, May 16, 2023 May 17, 2023, June 12, 2023, June 30, 2023, July 7, 2023, July 18, 2023, August 17, 2023, September 20, 2023, October 17, 2023, October 23, 2023, November 8, 2023, November 17, 2023, December 20, 2023 and January 8, 2024.

•The description of our securities incorporated by reference in our registration statement on Form 8-A, dated January 26, 2021 (File No. 001-39943), filed with the SEC on January 26, 2021, and any amendment or report filed with the SEC for updating the description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any additional amendments or reports filed for the purpose of updating such description.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Mondee Holdings, Inc.
10800 Pecan Park Blvd., Suite 400
Austin, Texas 78750
Telephone: (650) 646-3320
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS SUMMARY
This summary highlights selected information included elsewhere in this prospectus or incorporated by reference in this prospectus. This summary may not contain all of the information that you should consider before making your investment decision. You should read this entire prospectus, any accompanying prospectus supplement and any related free writing prospectus carefully, together with the additional information under the heading “Where You Can Find More Information.”
MONDEE HOLDINGS, INC.
Company Overview
Mondee is a leading, travel technology company and marketplace with a portfolio of globally recognized technology solutions in the leisure and corporate travel sectors. We provide a state-of-the art platform, technologies, apps, operating systems and technology-enabled services that seamlessly facilitate travel transactions to better serve travelers through travel affiliates and numerous other emerging channels. These technology solutions with access to global travel inventory and extensive negotiated travel content, combined with our distribution network, create a compelling modern travel marketplace. Our modern marketplace provides the increasingly discerning traveler with enhanced options on efficient consumer-friendly technology solutions while supporting our travel supplier partners in utilizing highly perishable travel inventory.
In addition to the rapid development and enhancement of our modern travel marketplace, we are increasingly focused on expanding our penetration of the “gig economy” segment of the travel market. We believe our technology solutions are well suited to serve gig workers seeking more flexible, diverse content and travel services. The feature-rich technology solutions provide the necessary modern consumer engagement services such as conversational commerce, seamless connectivity and 24/7 assistance, as well as operating systems with modern financial technology, insurance and marketing technology services.
We scaled our business rapidly by adding a large base of travel agent customers and extensive private fare content to our modern technology solutions through a series of acquisitions. Since our founding, we have acquired 15 accretive businesses, including four North and South American, EMEA and Asian market ticket consolidators. Our management team believes that our ability to successfully integrate acquisitions is underpinned by our highly efficient operating systems that modernize the process for leisure travel providers to engage consumers and quickly access, search, sell and distribute segment-specific inventory. We expanded the travel content available on our technology solutions by entering relationships with additional travel market suppliers, including network airlines, low-cost carriers, hotel aggregators, and lodging properties, creating an even broader global travel marketplace.
We believe that our technology-led business model positions us well to be a leading travel marketplace in the growing gig economy and recovering global travel market, by supplying modern operating systems for segment-targeted travel search, booking and service. We have leveraged our position in the traditional travel distribution ecosystem to create a marketplace that offers significant depth and breadth of content, transaction platform and innovative technology to maximize value for travelers, travel affiliates and suppliers. We believe the three pillars of our business - technology, content and distribution - create a powerful competitive advantage that will protect our market leadership and propel our future growth into evolving traveler market segments.
Private Placements
On October 17, 2023, we completed a private placement of our newly designated Series A-3 Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock”), and warrants to purchase shares of Common Stock (the “Warrants”) pursuant to the terms of a Subscription Agreement and Plan of Reorganization, dated October 17, 2023 (the “October Subscription Agreement”), by and between the Company and Tuesday Investor LLC (the “TI Subscriber”), and that certain Warrant Agreement, dated October 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company (the “October Warrant Agreement”).
In connection with the Subscription Agreement, we entered into an Amended and Restated Registration Rights Agreement dated October 17, 2023 (collectively with the October Subscription Agreement and the October Warrant

Agreement, the “October 2023 Financing Transaction”), by and between the Company, the TI Subscriber and NH Credit Partners III Holdings L.P. (the “MS Subscriber” and, together with the TI Subscriber, the “Original Subscribers”).
Additionally, in connection with the October 2023 Financing Transaction the Company entered into a letter agreement (the “Letter Agreement”) with the MS Subscriber, whereby the Company and MS Subscriber agreed to certain terms relating to a potential future investment in the Company and MS Subscriber provided certain agreements and waivers relating to the October 2023 Financing Transaction.
In connection with the Letter Agreement, on December 14, 2023 the Company completed a subsequent private placement of the Series A-3 Preferred Stock and Warrants to purchase shares of Common Stock (the “December 2023 Financing Transaction”), pursuant to the terms of that certain Subscription Agreement and Plan of Reorganization, dated December 14, 2023 (the “December Subscription Agreement”), by and between the Company and MS Subscriber, that certain Second Amended and Restated Registration Rights Agreement by and between the Company and the Original Subscribers dated December 14, 2023 (collectively with the Amended and Restated Registration Rights Agreement for the October 2023 Financing Transaction, the “Registration Rights Agreements”) and that certain Amended and Restated Warrant Agreement dated December 14, 2023 (the “A&R Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company.
Pursuant to the Registration Rights Agreements, we are required to file a resale registration statement with the SEC to register for resale the Common Stock at the earliest possible date, but no later than certain deadlines set forth therein. The registration statement of which this prospectus forms a part relates to the offer and resale of the Common Stock underlying the Warrants issued to the Selling Securityholder to fulfill our contractual obligations under the Registration Rights Agreement.
We will pay the expenses associated with registering the sales by the Selling Securityholders other than any underwriting discounts and commissions, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
The foregoing summary descriptions of the documents referenced above do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference herein.
Corporate Information
Our principal executive offices are located at 10800 Pecan Park Blvd., Suite 400, Austin, Texas 78750, and our telephone number is (650) 646-3320. Our website address is https://www.mondee.com. Information contained on our website is not a part of this prospectus or the registration statement of which this prospectus forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are currently an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act (“JOBS Act”), and a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are eligible for, have taken and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies and/or smaller reporting companies for as long as we continue to be an emerging growth company and/or a smaller reporting company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

The Offering

Shares of Common Stock offered by the Selling Securityholders	1,444,500 shares of Common Stock issuable upon exercise of the Warrants.

Shares of Common Stock issued and outstanding prior to this offering	85,870,657 shares of Common Stock (as of January 10, 2024).

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and the section entitled “Risk Factors” in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2022 and in any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering and under similar headings in the documents that are incorporated by reference into this prospectus.

Nasdaq symbol for our Common Stock	“MOND”
Use of Proceeds
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. We will not receive any of the proceeds from these sales.

RISK FACTORS
Investment in our securities involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” (or any similarly titled section) included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
Any proceeds from sales of Common Stock by the Selling Securityholders pursuant to this prospectus will be solely for the Selling Securityholders’ accounts. We will not receive any proceeds from any such sales.
The Selling Securityholders will pay any all incremental selling expenses, including underwriting discounts, selling commissions and stock transfer taxes and fees incurred by such holders in connection with any sale of their shares of Common Stock. We will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of Company counsel and independent registered public accountants.

SELLING SECURITYHOLDERS
This prospectus relates to the resale of up to 1,444,500 shares of Common Stock by the Selling Securityholders, as identified below, and their donees, pledgees, or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Securityholders as a gift, pledge, partnership distribution or other transfer.
The following table, based upon information currently known by us, sets forth, as of January 8, 2024, the name of the Selling Securityholders, the aggregate number of shares of Common Stock held of record or beneficially by the Selling Securityholders as of such date, the number of shares of Common Stock that may be sold by the Selling Securityholders under this prospectus, and the aggregate number of shares of Common Stock that the Selling Securityholders will beneficially own assuming that all the shares of Common Stock covered hereby are sold by the Selling Securityholders.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 85,870,657 shares of Common Stock issued and outstanding on January 10, 2024.

	Shares of Common Stock
	Beneficially Owned Prior to Offering		Number Registered for Sale Hereby	Beneficially Owned After Offering
Name	Number	Percent		Number	Percent
NH Credit Partners III Holdings L.P. (1)	169,500	*	169,500	0	—
Tuesday Investor LP (2)	1,275,000	1.49%	1,275,000	0	—
__________________
All percentages equal to or less than 1% are represented by *
(1)Consists of 169,500 shares of Common Stock that may be issued upon exercise of the Warrants. NH Credit Partners III Holdings L.P. (“NH Credit Partners”) is affiliated with a broker-dealer. MS Capital Partners Adviser Inc. is the investment manager of NH Credit Partners and holds voting and dispositive power with respect to shares of record held by NH Credit Partners. The business address for NH Credit Partners is 1585 Broadway, 23rd Floor, New York, NY 10036.
(2)Consists of 1,275,000 shares of Common Stock that may be issued upon the exercise of the Warrants. The business address for Tuesday Investor LP (f.k.a. Tuesday Investor LLC) is c/o Davidson Kempner Capital Management LP, Attention: Legal Counsel, 520 Madison Avenue, 30th Fl., New York, NY 10022. Tuesday Investor LP, a Delaware limited partnership(“Tuesday”), is the record holder of the Warrants of the Company. The general partner of Tuesday is Tuesday Investor GP LLC, a subsidiary of Madave Management LLC, a Delaware limited partnership. Davidson Kempner Capital Management LP (“DKCM”), a Delaware limited partnership and a registered investment adviser with the U.S. Securities and Exchange Commission is responsible for the voting and investment decisions of Tuesday. DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris and Suzanne K. Gibbons (collectively, the “Managing Members”). Anthony A. Yoseloff, through DKCM, is responsible for the voting and investment decisions relating to the securities held by Tuesday reported herein and each of the foregoing, other than Tuesday, disclaims any beneficial ownership of such securities except to the extent of any pecuniary interest therein.
Other than as described above or elsewhere in this prospectus or the documents incorporated by reference herein, the Selling Securityholders have no material relationship with us or any of our predecessors or affiliates.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders or their permitted transferees of up to 1,444,500 shares of Common Stock issuable upon exercise of the Warrants.
We will not receive any of the proceeds from the sale of the securities offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the securities will be the purchase price of the securities less any discounts and commissions.
We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.
Subject to the limitations set forth in any applicable registration rights agreement, the securities offered by this prospectus may be sold from time to time to purchasers:
•directly by the Selling Securityholders;
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the securities; or
•through a combination of any of these methods of sale.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be paid by the Company and to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering by the Company pursuant to this prospectus and any applicable prospectus supplement. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
The securities may be sold in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•prices related to such prevailing market prices;
•varying prices determined at the time of sale; or

•negotiated prices.
These sales may be effected in one or more transactions:
•through one or more underwritten offerings on a firm commitment or best efforts basis;
•settlement of short sales entered into after the date of this prospectus;
•agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•in ordinary brokerage transactions in which the broker solicits purchasers;
•in block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•directly to purchasers, including through a specific bidding, auction or other process;
•through the writing of options (including the issuance by the Selling Securityholders of derivative securities) or other hedging transactions, whether through an options exchange or otherwise;
•in distributions to members, limited partners or stockholders of Selling Securityholders;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
The shares of Common Stock are currently listed on the Nasdaq under the symbol “MOND.”
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
The underwriters, broker-dealers and agents that may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
At the time a particular offering of the securities is made, to the extent required, an accompanying prospectus supplement, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part, will be prepared and distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to this prospectus by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the securities pursuant to the distribution through this prospectus.
For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.
We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

LEGAL MATTERS
Reed Smith LLP will pass upon the validity of the securities offered hereby and certain other legal matters related to this prospectus.
EXPERTS
The consolidated financial statements of the Mondee Holdings, Inc. as of December 31, 2022 and December 31, 2021 for the years then ended incorporated by reference in this prospectus and Registration Statement from Mondee Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by KNAV P.A. (n/k/a KNAV CPA LLP), an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Mondee Holdings, Inc.
Secondary Offering of
Up to 1,444,500 Shares of Common Stock

PROSPECTUS

               , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All the amounts shown, except the SEC registration fee, are estimates.
We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the Securities.

Amount
SEC registration fee	$679.86
Accounting fees and expenses	$36,000
Legal fees and expenses	$100,000
Financial printing and miscellaneous expenses	$20,000
Total	$156,679.86
Item 15. Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the Board pursuant to the applicable procedure outlined in our Bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities arising under the Securities Act. Insofar as the forgoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules
(a)The following exhibits are filed as part of this Registration Statement:

Incorporated by reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
4.1†	Warrant Agreement, dated October 17, 2023, between Continental Stock Transfer & Trust Company and Mondee Holdings, Inc.	8-K	001-39943	10.4	October 23, 2023
4.2	Amended and Restated Warrant Agreement, dated December 14, 2023 between the Company and Continental Stock Transfer & Trust Company	8-K	001-39943	4.1	December 20, 2023
10.1†	Subscription Agreement and Plan of Reorganization, dated October 17, 2023, by and between the Company and Tuesday Investor LLC	8-K	001-39943	10.1	October 23, 2023
10.2†	Amended and Restated Registration Rights Agreement, dated October 17, 2023, by and between the Company, Tuesday Investor LLC and NH Credit Partners III Holdings L.P.	8-K	001-39943	10.2	October 23, 2023
10.3†	Letter Agreement, dated October 17, 2023 by and between the Company and NH Credit Partners III Holdings L.P.	8-K	001-39943	10.6	October 23, 2023
10.4†	Subscription Agreement and Plan of Reorganization, dated December 14, 2023, by and between the Company and NH Credit Partners III Holdings L.P.	8-K	001-39943	10.1	December 14, 2023
10.5†	Second Amended and Restated Registration Rights Agreement, dated December 14, 2023, by and between the Company, Tuesday Investor LLC and NH Credit Partners III Holdings L.P.	8-K	001-39943	10.2	December 14, 2023
5.1*	Opinion of Reed Smith LLP.
23.1*	Consent of KNAV CPA LLP, independent registered accounting firm for the Company
23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1)
24.1	Power of Attorney
107*	Filing Fee Table
__________________
†Schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*Filed herewith.
(b)Financial Statement Schedules
All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

b.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
c.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
6)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
8)That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
9)That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
10)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on January 12, 2024.

MONDEE HOLDINGS, INC.

By:	/s/ Prasad Gundumogula
Name: Prasad Gundumogula
Title: Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Prasad Gundumogula	Chief Executive Officer and Director (Principal Executive Officer)	January 12, 2024
Prasad Gundumogula

/s/ Jesus Portillo	Chief Financial Officer (Principal Financial and Accounting Officer)	January 12, 2024
Jesus Portillo

*	Director	January 12, 2024
Orestes Fintiklis

*	Director	January 12, 2024
Asi Ginio

*	Director	January 12, 2024
Mona Aboelnaga Kanaan

*	Director	January 12, 2024
Roopa Purushothaman

*	Director	January 12, 2024
Noor Sweid

*	Director	January 12, 2024
Pradeep Udhas

*	Director	January 12, 2024
Jeffrey Clarke

*By:	/s/ Prasad Gundumogula
Prasad Gundumogula
Attorney-in-Fact